UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 10, 2009

AltiGen Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27427	94-3204299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Cushing Parkway
Fremont, CA 94538
(Address of principal executive offices, including zip code)

(510) 252-9712
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On March 6, 2009, AltiGen Communications, Inc. (the “Company”) entered into an Executive Employment Agreement with Gilbert Hu, Chairman and Chief Executive Officer of the Company, effective as of January 1, 2009.  The employment agreement with Mr. Hu provides that, during the term of his employment, Mr. Hu will receive base compensation of $200,000 per year and will be eligible to receive incentive compensation, including bonuses, commission and stock options, based upon factors including, but not limited to, Mr. Hu’s performance and the Company’s overall performance. Mr. Hu’s total target compensation is $349,500. The agreement further provides that, if Mr. Hu is terminated by the Company without “cause” or if Mr. Hu resigns for “good reason” (each as defined in the agreement), then Mr. Hu will receive (i) payment equal to his base salary and any approved incentive compensation for twelve (12) months, (ii) full accelerated vesting with respect to the shares subject to Mr. Hu’s then outstanding, unvested equity awards and (iii) reimbursement of premiums paid for continued health benefits for Mr. Hu (and any eligible dependents) under the Company’s health plans until the earlier of (x) twelve (12) months following the termination date or (y) the date upon which Mr. Hu (and any eligible dependents) become covered under similar plans.  In addition, the agreement provides that all of Mr. Hu’s stock options will vest upon a “change of control” (as defined in the agreement).

On March 6, 2009, the Company entered into an Amended and Restated Executive Employment Agreement with Philip McDermott, Chief Financial Officer of the Company, effective as of January 1, 2009, which amends and restates in its entirety that certain Employment Agreement dated June 8, 1999 by and between the Company and Mr. McDermott.  The amended and restated agreement provides that, during the term of his employment, Mr. McDermott will receive base compensation of $200,000 per year and will be eligible to receive incentive compensation, including bonuses, commission and stock options, based upon factors including, but not limited to, Mr. McDermott’s performance and the Company’s overall performance. Mr. McDermott’s total target compensation is $301,200. The agreement further provides that, if Mr. McDermott is terminated by the Company without “cause” or if Mr. McDermott resigns for “good reason” (each as defined in the amended and restated agreement), then Mr. McDermott will receive (i) payment equal to his base salary and any approved incentive compensation for six (6) months, (ii) full accelerated vesting with respect to the shares subject to Mr. McDermott’s then outstanding, unvested equity awards and (iii) reimbursement of premiums paid for continued health benefits for Mr. McDermott (and any eligible dependents) under the Company’s health plans until the earlier of (x) six (6) months following the termination date or (y) the date upon which Mr. McDermott (and any eligible dependents) become covered under similar plans.  In addition, the amended and restated agreement provides that all of Mr. McDermott’s stock options will vest upon a “change of control” (as defined in the amended and restated agreement).

The summary of the employment agreements presented in this item 5.02 does not purport to be complete and is qualified in its entirety by the full text of the employment agreements, copies of which are attached as Exhibit 10.21 and 10.22 to this Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

10.21	Executive Employment Agreement by and between Gilbert Hu and the Company dated March 6, 2009.
10.22	Amended and Restated Executive Employment Agreement by and between Philip McDermott and the Company dated March 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AltiGen Communications, Inc.

By:	/s/ Philip M. McDermott
Philip M. McDermott Chief Financial Officer

Date:  March 10, 2009